UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2026

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

313 Datura Street, Suite 200 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 776-2402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 7, 2026, PSQ Holdings, Inc. (the “Company”) issued a press release (i) providing selected preliminary financial and operating estimates for the quarter and year ended December 31, 2025, and (ii) announcing leadership transitions of the board of directors of the Company (the “Board”) and executive roles as discussed in Item 5.02 below. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chairman of the Board of Directors; Departure of Chief Strategy Officer

On January 6, 2026 (the “Effective Date”), Dusty Wunderlich stepped down as Chief Strategy Officer of the Company to assume the role of Chairman of the board of directors of the Company (the “Board”). Mr. Wunderlich replaces Michael Seifert, who has stepped down as Chairman of the Board, effective as of the Effective Date. Mr. Seifert will remain President and Chief Executive Officer of the Company.

In addition to the compensation he will receive as a director of the Board, Mr. Wunderlich will receive, in connection with his service as Chairman of the Board, (i) an annual cash retainer for his service of $160,000, payable in arrears in twelve equal monthly installments of $13,333.33, on the first day of each month (and prorated for any partial month of service); (ii) an annual grant of restricted stock units (“RSUs”) with a value of $150,000, and (iii) an annual grant of RSUs for service as Chairman of the Board with a value of $150,000.

Appointment of Blake Masters as Lead Independent Director

On the Effective Date, the Company created a new Lead Independent Director role on the Board and appointed Blake Masters as Lead Independent Director. In addition to the compensation he receives as a current director of the Board, Mr. Masters will receive an annual grant of RSUs for his service as Lead Independent Director with a value of $150,000.

Appointment of New Chief Operating Officer

On the Effective Date, Michael Hebert stepped down from his role as Chief Operating Officer of the Company and has assumed the role of Senior Vice President, People. The Board has appointed Michael Perkins to the role of Chief Operating Officer, effective as of the Effective Date.

Michael Perkins, 43, has 20 years of financial technology experience and has been employed with the Company since October 13, 2025 as President of Payments. Prior to this role, he served concurrently, from January 2025 until October 2025, as President of LoanPaymentPro, a merchant services and technology firm in the debt repayment sector and wholly owned subsidiary of Nuvei Technologies, Inc. (“Nuvei”) and Senior Vice President – LoanPaymentPro of Nuvei. Mr. Perkins was previously employed as Senior Vice President of LoanPaymentPro from January 2020 to January 2025, and was simultaneously employed as Senior Vice President – LPP Partnerships with Nuvei.

There are no arrangements or understandings between Mr. Perkins and other persons pursuant to which he was selected as Chief Operating Officer. Mr. Perkins does not have a family relationship with any director or executive officer of the Company. Mr. Perkins has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Employment Agreement with Michael Perkins

In connection with his appointment as Chief Operating Officer, Mr. Perkins executed an employment agreement (the “Employment Agreement”) with the Company, pursuant to which Mr. Perkins will begin serving as the Company’s Chief Operating Officer effective as of the Effective Date. The Employment Agreement provides for the at-will employment of Mr. Perkins at an annual base salary of $300,000 and that he will be eligible to receive an annual discretionary performance bonus of up to 30% of his annual base salary, based on his performance and the Company’s attainment of its targeted goals, in the Company’s sole discretion, as well as his ability to participate in our employee benefit plans generally on the same basis as other similarly situated employees.

The Employment Agreement provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason (each as defined in the Employment Agreement), in either case within the Change in Control Period, then Mr. Perkins will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) a lump sum payment of (x) six months of base salary and (y) an amount equal to 1.25 times his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to six months following his termination date or until he has secured other employment or is no longer eligible for coverage under COBRA, whichever occurs first. The Employment Agreement also provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Perkins will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) base salary continuation for a period of six months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to six months. The Employment Agreement also provides for a modified Section 280G “cutback” such that payments or benefits that Mr. Perkins receives in connection with a change in control will generally be reduced to the extent necessary to avoid or mitigate the imposition of any excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, if such reduction would result in a greater after-tax payment amount to Mr. Perkins, subject to certain terms and conditions in the Employment Agreement.

The foregoing descriptions of the Employment Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

The press release dated January 7, 2026 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K and the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

All statements in the press release, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company’s other filings with the Securities and Exchange Commission for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement, between PSQ Holdings, Inc. and Michael Perkins, effective as of January 6, 2026
99.1	Press Release, dated January 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: January 7, 2026	By:	/s/ Michael Seifert
	Name:	Michael Seifert
	Title:	President and Chief Executive Officer